================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 8, 2005


                                  BUNGE LIMITED
             (Exact name of Registrant as specified in its charter)



       Bermuda                          001-16625                 98-0231912
(State or other jurisdiction)   (Commission file number)       (I.R.S. employer
      of incorporation)                                      identification no.)

                                 50 Main Street
                          White Plains, New York 10606
               (Address of principal executive offices) (Zip Code)

                                 (914) 684-2800
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

================================================================================

Item 1.01       Entry into a Material Definitive Agreement.

        1.  Restricted Stock Units Award
            ----------------------------

         On July 1, 2005, the compensation committee of the Board of Directors of Bunge Limited ("Bunge") granted a one-time award of 30,000 time-vested restricted stock units (the "Award") to Mr. Archibald Gwathmey in recognition of his efforts in connection with the founding and success of Bunge's international marketing business.

         The Award will generally vest in four equal installments on each of July 1, 2006, 2007, 2008 and 2009; provided that the Award will become fully vested immediately upon Mr. Gwathmey's termination of employment with Bunge due to his retirement, permanent disability or death. Mr. Gwathmey will forfeit the entire Award if at any time during the vesting period he resigns from employment with Bunge or is terminated by Bunge for cause.

        A form of restricted stock unit award agreement is attached hereto as
Exhibit 10.1.

        2.  Joao Fernando Kfouri Employment Agreement
            -----------------------------------------

         On July 6, 2005, Bunge and Joao Fernando Kfouri entered into an employment agreement (the "Agreement") under which Mr. Kfouri will continue to serve as Bunge's Managing Director of the Food Products Division. Effective as of July 1, 2005, the Agreement supercedes the prior agreement between Bunge and Mr. Kfouri, dated May 10, 2001 (amended as of August 9, 2004) (the "Prior Agreement"). The Agreement will continue in effect until otherwise terminated by either Bunge or Mr. Kfouri upon 60 days' prior written notice to the other party; provided, however, that if Mr. Kfouri is terminated for Cause (as defined in the Agreement), the Company may terminate the Agreement without any prior written notice.

         The Agreement provides that Mr. Kfouri will receive a minimum annual base salary of $540,000 and he will be eligible to receive an annual target bonus amount of sixty six percent (66%) of his annual base salary, subject to the satisfaction of applicable performance criteria in accordance with the terms of the Bunge Limited Annual Incentive Plan. Mr. Kfouri will also be entitled to participate in Bunge's Equity Incentive Plan. In addition, Bunge will provide him with a furnished apartment in Manhattan, New York at a total cost not to exceed U.S. $6,000 per month in lieu of his participation in any other Bunge employee benefit plans (provided that Mr. Kfouri will receive four weeks of paid vacation). Mr. Kfouri will be reimbursed for reasonable travel or business expenses incurred by him during his employment with Bunge.

         Upon Mr. Kfouri's termination of employment with Bunge for any reason, he will be entitled only to payment of his accrued but unpaid annual base salary and accrued but unused vacation through and including the date of his termination of employment. Mr. Kfouri will not receive any other compensation or benefits following his termination of employment, except that he will continue to participate in Bunge's director and officer indemnification arrangements to the extent applicable.

         The Agreement contains a confidentiality restrictive covenant of indefinite duration and a non-solicitation of customers and employees restrictive covenant that extends for twelve months following the termination of Mr. Kfouri's employment with Bunge.

         A copy of the Agreement is attached hereto as Exhibit 10.2.

Item 1.02   Termination of a Material Agreement
            -----------------------------------

         Pursuant to the terms of the Agreement as described under Item 1.01 above, the Agreement will supercede and effectively terminate the Prior Agreement effective as of July 1, 2005. A description of the Prior Agreement is contained in Bunge's definitive proxy statement for its 2005 annual general meeting of shareholders, as filed with the Securities and Exchange Commission on April 15, 2005, which description is incorporated by reference herein.



Item 9.01   Financial Statements and Exhibits
            ---------------------------------

(a)  None

(b)  None

(c)  Exhibits


    Exhibit No.                        Description

      10.1          Form of Restricted Stock Unit Award Agreement.

      10.2 Employment Agreement between Joao Fernando Kfouri and Bunge Limited, effective as of July 1, 2005.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   July 8, 2005.


                                               Bunge Limited
                                               (Registrant)


                                         By:   /s/ CARLA L. HEISS
                                               ---------------------------------
                                               Name:   Carla L. Heiss
                                               Title:  Assistant General Counsel